                                                                      Exhibit 1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 13, 2001, April 18, 2001 and April 23, 2001 relating to the financial statements and financial highlights which appear in the February 28, 2001 Annual Reports to Shareholders of GMO U.S. Core Fund, GMO Tobacco-Free Core Fund, GMO Value Fund, GMO Intrinsic Value Fund, GMO Growth Fund, GMO Small Cap Value Fund, GMO REIT Fund, GMO Domestic Bond Fund, GMO Core Plus Bond Fund, GMO International Bond Fund, GMO Global Bond Fund, GMO Currency Hedged International Bond Fund, GMO Short-Term Income Fund, GMO Global Hedged Equity Fund, GMO Inflation Indexed Fund, GMO Emerging Country Debt Share Fund, GMO International Intrinsic Value Fund, GMO Currency Hedged International Equity Fund, GMO Foreign Fund, GMO Emerging Markets Fund, GMO International Equity Allocation Fund, GMO World Equity Allocation Fund, GMO Global (US+) Equity Allocation Fund, GMO U.S. Sector Fund, and GMO Global Balanced Allocation Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of GMO Trust Class M Shares and under the heading "Investment Advisory and Other Services - Independent Accountants" in the Statement of Additional Information of GMO Trust Class M Shares, which constitute part of such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
March 1, 2002